UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2015 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Previously, Support.com, Inc. (“Company”) and Comcast Cable Communications Management, LLC (“Comcast”) (collectively, the “Parties”) entered into a Master Service Agreement, Call Handling Service, effective October 1, 2013 (the “MSA”), under which the Company would provide certain technical support services to Comcast customers under specific statements of work attached to the MSA.  Effective as of April 6, 2015, the Parties entered into Statement of Work #5, Xfinity Home Special Project Number 2 (“SOW#5”) to the MSA, under which Company will provide, at specified hourly rates, a limited scope of support services to certain existing customers of Comcast’s home security and control offerings, through inbound support for return calls from such customers, and training in the performance of such services to Company employees.

In addition, previously Company and Comcast  entered into Statement of Work #3 effective March 21, 2014 (“SOW#3”) to the MSA, under which Company would provide certain sales and customer support services for Comcast’s home security and control offerings to actual and prospective Comcast customers.  On April 6, 2015, the Company received a fully executed copy of a “Change Management Form #6 to SOW#3” between Company and Comcast (“CMF #6”), which modifies SOW#3 in order for Company to provide Spanish language support during specified hours of operations to such customers.

The foregoing descriptions of SOW#5 and CMF #6 are qualified in their entirety by reference to the actual documents, which are attached as exhibits hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Statement of Work#5, between Comcast and Company, dated March 18, 2015.*

10.2 Change Management Form #6, between Comcast and Company, dated April 6, 2015.*

*Portions of the Exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary